UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

PCMT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
(Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Letter of Intent

In furtherance of the Letter Agreement entered into on October 18, 2007, with Suspect Detection Systems Ltd., an Israeli limited company (“SDS”), as previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2007, on November 14, 2007, PCMT Corporation, a Delaware corporation, (the “Registrant”) entered into a Letter of Intent (the “Letter of Intent”) with SDS, pursuant to which the Registrant intends to acquire all of the issued and outstanding capital stock of SDS. In consideration thereof, the Registrant will issue to the shareholders of SDS no less than 28,600,000 shares of the Registrant’s common stock, or such number of shares of the Registrant’s common stock representing no less than 31% of the Registrant’s issued and outstanding shares of common stock.

SDS agreed that it will not, directly or indirectly, solicit any offers or enter into a business combination or enter into any discussions with any other party. The closing of the transaction contemplated by the Letter of Intent will occur after, among others, the Registrant has raised a minimum of $500,000 in the private placement approved by the board of directors of the Registrant, and the delivery of audited financial statements of SDS.

While each party is responsible for its own expenses relating to the transaction contemplated by the Letter of Intent, the Registrant agreed that it will pay SDS up to $20,000 for accountant’s fee for obtaining the Israel Tax Authority approval satisfactory to SDS, and up to $15,000 for legal fees upon submission of itemized invoices.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the Letter of Intent which is attached hereto as Exhibit 10.4.

Item 3.02    Unregistered Sales of Equity Securities.

The Registrant agreed to offer 16,666,666 units of its securities to non-U.S. persons at a purchase price of $0.15 per share. Each, unit will consist of one post dividend share of the Registrant’s common stock, one Class A Warrant, and one Class B Warrant. The Class A Warrants will give the holder the right to purchase one post dividend share of the Registrant’s common stock for the exercise price of $0.25, which is exercisable for one year for the date of issuance, and the Class B Warrants will give the holder the right to purchase one post dividend share of the Registrant’s common stock at the exercise price of $0.375, which is exercisable for three years from the date of issuance. This transaction will be conducted in reliance upon an exemption from registration provided under Regulation S promulgated under the Securities Act of 1933. The Registrant will not make any offers in the United States. The previous offering of common stock at $0.04 per share has been terminated.

Section 8 Other Events

Item 8.01- Other Events

On November 14, 2007, the Registrant notified the NASD of its intention to implement a 1 for 10 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of November 23, 2007. The forward stock split will become effective as of November 26, 2007.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 10.4	Letter of Intent dated November 14, 2007, between PCMT Corporation and Suspect Detection Systems Ltd.

Exhibit 10.5	Form of Regulation S Subscription Agreement, including Form of Class A Warrant and Form of Class B Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCMT CORPORATION

By: /s/ Asher Zwebner
Name: Asher Zwebner
Title: Chief Financial Officer

Date: November 15, 2007